TIME SENSITIVE MATERIALS                                            EXHIBIT 99.1

        THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

This document relates to our offer of ordinary shares in the form of shares or American Depositary Shares, or ADSs, to our qualifying shareholders and beneficial holders of ADSs who are US persons, as defined in Regulation S under the Securities Act of 1933. We refer to this offer as the US offer. If you are in any doubt about what action to take, you should immediately consult your stockbroker, bank manager, lawyer, accountant or other professional or investment advisor.

                     FORM OF CONDITIONAL OFFER TO PURCHASE

                              [GALEN COMPANY LOGO]
                                ORDINARY SHARES

                                 in the form of

                      SHARES OR AMERICAN DEPOSITARY SHARES
                                       of
                               GALEN HOLDINGS PLC

                                     in the

                                    US OFFER

           Pursuant to the Preliminary Prospectus dated July 2, 2001

IN ORDER TO PARTICIPATE IN THE US OFFER, YOUR FORM OF CONDITIONAL OFFER TO
  PURCHASE MUST BE RECEIVED BY 11:00 A.M., EASTERN STANDARD TIME, ON THURSDAY,
                                 JULY 19, 2001.

A REGISTRATION STATEMENT WITH RESPECT TO THE ORDINARY SHARES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE. AN INDICATION OF INTEREST IN RESPONSE TO THIS COMMUNICATION WILL INVOLVE
                    NO OBLIGATION OR COMMITMENT OF ANY KIND.

WE EXPECT THE REGISTRATION STATEMENT TO BECOME EFFECTIVE AT 12:00 NOON, EASTERN
                   STANDARD TIME, ON THURSDAY, JULY 19, 2001.

YOU SHOULD READ THIS DOCUMENT IN CONJUNCTION WITH THE PRELIMINARY PROSPECTUS DATED JULY 2, 2001, WHICH WE REFER TO AS THE PROSPECTUS. THE PROSPECTUS RELATES TO THE US OFFER. THE US OFFER IS DESCRIBED IN THE SECTION ENTITLED "OFFER TO US SHAREHOLDERS AND BENEFICIAL HOLDERS OF ADSS." THE PROSPECTUS CONSISTS OF, AND ALL REFERENCES TO "PROSPECTUS" INCLUDE, THAT SECTION AND THE PROSPECTUS FOR THE PROPOSED UNDERWRITTEN OFFER, WHICH IS ATTACHED THERETO. THE TERMS USED IN THIS DOCUMENT HAVE THE SAME MEANING THAT THEY HAVE IN THE PROSPECTUS.

     THE SUMMARY OF INFORMATION CONTAINED IN THIS DOCUMENT IS ONLY MEANT TO ASSIST YOU IN SUBMITTING YOUR FORM OF CONDITIONAL OFFER TO PURCHASE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THE ENTIRE PROSPECTUS FOR MORE INFORMATION ON THE US OFFER AND THE OFFERS OF WHICH IT IS A PART. THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROSPECTUS.

     YOU SHOULD READ ALL THE INFORMATION AND INSTRUCTIONS IN THIS DOCUMENT BEFORE SUBMITTING YOUR FORM OF CONDITIONAL OFFER TO PURCHASE.

                YOUR OPPORTUNITY TO PARTICIPATE IN THE US OFFER

     Our records indicate that you were the record owner of our ordinary shares, 10p nominal value per share, or the beneficial holder of American Depositary Shares, which we refer to as ADSs, representing our ordinary shares, on June 25, 2001, which was the record date. Each ADS represents four shares. As a result, you are eligible to participate in our offer that is being made to qualifying shareholders on a preemptive basis. As a qualifying shareholder, you may purchase up to that percentage of the L200 million we are proposing to raise that is equal to the percentage of our issued ordinary shares that you owned on the record date. We have calculated the maximum portion of the proposed offer amount which you may purchase, based on information we had as of the record date, and have indicated this amount below in Section 1 of this Form of Conditional Offer to Purchase. This amount was calculated by dividing the number of shares that you held on the record date by 162,719,203, the number of shares that we had outstanding on that date, and multiplying the resulting percentage by L200 million. The maximum amount of the proposed offer that you may purchase in US dollars will be calculated on the basis of L1.00 = $1.4154, the noon buying rate on June 26, 2001.

     You should be aware that the US offer is not a rights issue. Your opportunity to participate in the US offer is not transferable.

         ACTIONS YOU MUST TAKE IN ORDER TO PARTICIPATE IN THE US OFFER

     You should read all of the detailed instructions on how to complete your Form of Conditional Offer to Purchase. If you would like to participate in the US offer, and you would like to purchase ADSs, you must properly complete and sign your Form of Conditional Offer to Purchase and deliver it to The Bank of New York as follows:

                                 IF PURCHASING ADSS:
                          for Individuals and for Brokers
               BY MAIL TO:                     BY HAND OR OVERNIGHT COURIER TO:
      Tender & Exchange Department               Tender & Exchange Department
             P.O. Box 11248                       Receive And Deliver Window
          Church Street Station                   101 Barclay Street, 1 East
      New York, New York 10286-1248                New York, New York 10286

                                for Brokers only
                                   BY FAX TO:
                          Tender & Exchange Department
                          101 Barclay Street, 11 East
                            New York, New York 10286
                              Fax: (212) 815-6213
                              To Confirm Fax Only:
                                 (212) 815-6173

     Brokers who submit their Forms of Conditional Offer to Purchase by fax must submit a Medallion Guarantee on the Form of Conditional Offer to Purchase.

     If you would like to participate in the US offer, and would like to purchase ordinary shares, you must properly complete and sign your Form of Conditional Offer to Purchase and deliver it to Computershare Investor Services PLC as follows:

                             IF PURCHASING SHARES:

               BY MAIL TO:                     BY HAND OR OVERNIGHT COURIER TO:
   Computershare Investor Services PLC        Computershare Investor Services PLC
       P.O. Box 859, The Pavilions                P.O. Box 859, The Pavilions
             Bridgwater Road                            Bridgwater Road
            Bristol BS99 1XZ                           Bristol BS99 1XZ
             United Kingdom                             United Kingdom

     Your Form of Conditional Offer to Purchase must be received no later than 11:00 a.m., Eastern Standard Time, on Thursday, July 19, 2001.

     If you hold ADSs through a brokerage firm, please contact your broker directly to participate in the US offer. Your broker will complete the required information for you and forward it to The Bank of New York, or Computershare Investor Services PLC, as applicable.

     When completed, signed and returned, your Form of Conditional Offer to Purchase will be a conditional offer to purchase shares or ADSs with an aggregate purchase price equal to the portion of the proposed offer amount that you have offered to purchase in the completed form. Please note that you will be committing to purchase the shares prior to the determination of the offer price of the shares. As a result, you will not know the number of shares or ADSs that you will be committed to purchase or the price per share or ADS that you will be committed to pay until the offer price is determined.

     YOUR CONDITIONAL OFFER MAY ONLY BE MADE ON THE TERMS AND SUBJECT TO THE CONDITIONS CONTAINED AND DISCUSSED IN THE PROSPECTUS. ALL DOCUMENTS OR REMITTANCES, SENT TO SHAREHOLDERS, OR AS THEY MAY DIRECT, WILL BE SENT BY US MAIL OR OVERNIGHT COURIER AT EACH SHAREHOLDER'S RISK. ALL DOCUMENTS AND REMITTANCES SENT TO THE BANK OF NEW YORK OR COMPUTERSHARE INVESTOR SERVICES PLC BY SHAREHOLDERS WILL ALSO BE AT EACH SHAREHOLDER'S RISK.

     If you have any questions as to how to complete this Form of Conditional Offer to Purchase or need additional copies of it, please contact:

                              The Bank of New York
                          Tender & Exchange Department
                          101 Barclay Street, 11 East
                               New York, NY 10286
                                 1-800-507-9357

                   The Information Agent for the US offer is:

                             Georgeson Shareholder
                               111 Commerce Road
                              Carlstadt, NJ 07072
                                 1-201-896-1900

              The Registrar and Receiving Agent for the offer is:

                      Computershare Investor Services PLC
                          P.O. Box 859, The Pavilions
                                Bridgwater Road
                                Bristol BS99 1XZ
                                 United Kingdom
                              +44 (0)870 702 0100

                             FUTURE COMMUNICATIONS

     After you have submitted your Form of Conditional Offer to Purchase, all communications between us, or our agent, and you will be via email. AS A RESULT, YOUR FORM OF CONDITIONAL OFFER TO PURCHASE WILL NOT BE COMPLETE IF YOU DO NOT SPECIFY A VALID EMAIL ADDRESS WHERE WE MAY SEND FURTHER COMMUNICATIONS WITH RESPECT TO THE US OFFER. We will consider all emails that we receive from the email address you specify in your Form of Conditional Offer to Purchase to be from you, and you will be bound by the agreement resulting from the use of that address in response to our emails. By submitting your Form of Conditional Offer to Purchase, you are authorizing us or our agents to deliver certain future communications via email. We accept no responsibility for undeliverable emails or emails that we do not receive for any reason whatsoever.

          FAILURE TO RETURN YOUR FORM OF CONDITIONAL OFFER TO PURCHASE

     If you fail to return your Form of Conditional Offer to Purchase prior to 11:00 a.m., Eastern Standard Time, on Thursday, July 19, 2001, you will lose your opportunity to purchase shares or ADSs in the US offer. You should note that the opportunity to participate in the US offer will not be sold for the benefit of shareholders.

                REQUIREMENT TO RECONFIRM YOUR CONDITIONAL OFFER

     If we receive your Form of Conditional Offer to Purchase prior to 11:00 a.m., Eastern Standard Time, on Tuesday, July 17, 2001, we, or our agent, will send you at approximately 1:00 p.m., Eastern Standard Time, on July 17, 2001, an email notice requesting that you reconfirm your conditional offer. In order to participate in the US offer, you must affirmatively reconfirm your conditional offer by responding to that email no later than 11:00 a.m., Eastern Standard Time, on Thursday, July 19, 2001. YOU MAY RECONFIRM YOUR CONDITIONAL OFFER ONLY BY A REPLY EMAIL. We accept no responsibility for reply emails that we do not receive for any reason whatsoever before 11:00 a.m. Eastern Standard Time, on Thursday, July 19, 2001.

     We will still accept your valid Form of Conditional Offer to Purchase if we receive it after 11:00 a.m., Eastern Standard Time, on Tuesday, July 17, 2001 but before 11:00 a.m., Eastern Standard Time, on Thursday, July 19, 2001, however we will not send you an email notice requesting that you reconfirm your conditional offer.

             CHANGES TO AND WITHDRAWAL OF YOUR FORM OF CONDITIONAL
                               OFFER TO PURCHASE

     We will not accept any changes by email to your Form of Conditional Offer to Purchase. A proposed change will be interpreted as a withdrawal of your conditional offer.

     YOU MAY WITHDRAW YOUR CONDITIONAL OFFER AT ANY TIME PRIOR TO OUR ACCEPTANCE OF YOUR CONDITIONAL OFFER.

     For the procedures relating to changing your conditional offer or withdrawing it, contact The Bank of New York if you made an offer to purchase ADSs, or Computershare Investor Services PLC if you made an offer to purchase shares.

                      ACCEPTANCE OF YOUR CONDITIONAL OFFER

     WE MAY NOT ACCEPT YOUR CONDITIONAL OFFER UNTIL THE REGISTRATION STATEMENT IN RESPECT OF THE US OFFER HAS BEEN DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. We expect the registration statement will become effective at 12:00 noon, Eastern Standard Time, on July 19, 2001. We may accept your conditional offer at any time after effectiveness of the registration statement, unless you have previously withdrawn your conditional offer. We expect to accept your conditional offer at 1:00 p.m., Eastern Standard Time, on July 19, 2001. When we accept your conditional offer, your conditional offer will become a legally binding agreement between you and us to purchase shares or ADSs with an aggregate purchase price equal to the portion of the proposed offer amount that you have offered to purchase, subject only to the condition that the underwritten offer occurs.

     If the underwritten offer does not occur, the offers, including the US offer, will be cancelled.

                             DELAY OF THE US OFFER

     We may delay the US offer. In the event of delay, we will send you information with respect to the new schedule for the US offer.

           PAYING FOR THE SHARES OR ADSS YOU PURCHASE IN THE US OFFER

     YOU SHOULD NOT MAKE ANY PAYMENT PRIOR TO RECEIVING OUR EMAIL INDICATING OUR ACCEPTANCE AND CONFIRMATION OF YOUR CONDITIONAL OFFER. WE WILL RETURN ANY SUCH IMPROPER PAYMENTS AND YOUR OFFER WILL NOT BE VALID.

     Once we accept your conditional offer, you must wire before 10:00 a.m., Eastern Standard Time, on Tuesday, July 24, 2001, (i) the appropriate US dollar amount, if you request shares in the form of ADSs, to The Bank of New York at the address listed below or (ii) the appropriate pounds sterling amount, if you request shares, to Computershare Investor Services PLC, at the address listed below.

         FOR ADSs, send US dollars to:             FOR SHARES, SEND POUNDS STERLING TO:
            The Bank of New York                      The Royal Bank of Scotland PLC
             101 Barclay Street                                P.O. Box 412
          New York, New York 10286                       62-63 Threadneedle Street
              ABA No: 021000018                               London EC2R 8LA
           Account No: 8900060603                           Sort Code: 16-08-13
   Ref: Galen Holdings/Name of registered        Account: The Royal Bank of Scotland PLC,
                    holder,                      Acceptance Account Re Galen US Open Offer
               Acct. No 127606                             Account No: 10001228
                                                   Reference: Name of registered holder

     IF EITHER THE BANK OF NEW YORK OR COMPUTERSHARE INVESTOR SERVICES PLC, AS APPLICABLE, DOES NOT RECEIVE YOUR WIRE OF SUFFICIENT FUNDS IN THE CORRECT CURRENCY BY 12:00 NOON, EASTERN STANDARD TIME, ON TUESDAY, JULY 24, 2001, YOU WILL LOSE YOUR OPPORTUNITY TO PARTICIPATE IN THE US OFFER. THE BANK OF NEW YORK WILL ACCEPT PAYMENTS IN US DOLLARS ONLY. COMPUTERSHARE INVESTOR SERVICES PLC WILL ACCEPT PAYMENTS BY WIRE TRANSFER IN POUNDS STERLING ONLY. IF YOU SEND YOUR PAYMENT IN THE WRONG CURRENCY TO THE BANK OF NEW YORK OR COMPUTERSHARE INVESTOR SERVICES PLC, YOU WILL LOSE YOUR OPPORTUNITY TO PARTICIPATE IN THE US OFFER. THE NAME OF THE REGISTERED HOLDER REFERENCED IN THE WIRE OF FUNDS TO THE BANK OF NEW YORK OR COMPUTERSHARE INVESTOR SERVICES PLC MUST BE THE SAME AS THE NAME OF THE HOLDER PRINTED IN SECTION 1 OF THE FORM OF CONDITIONAL OFFER TO PURCHASE.

                           FRACTIONAL SHARES OR ADSS

     You will not receive any fractional shares or ADSs in connection with the US offer. After the price per share has been determined, you will receive the greatest number of whole shares or ADSs with an aggregate purchase price up to, but not in excess of, the amount you subscribed for in your Form of Conditional Offer to Purchase. Any US dollar or pounds sterling amount in excess of that amount will be refunded to you. No interest will be paid on any amounts that we refund.

                          MONEY LAUNDERING REGULATIONS

     Applicable money laundering regulations may require either The Bank of New York or Computershare Investor Services PLC to establish your identity. These requirements are referred to as the "Verification of identity requirements." By participating in the US offer, you agree to provide either The Bank of New York or Computershare Investor Services PLC with the information and other evidence that either The Bank of New York or Computershare Investor Services PLC may require to satisfy the verification of identity requirements.

     If within a reasonable period of time following a request for verification of your identity, either The Bank of New York or Computershare Investor Services PLC has not received evidence satisfactory to either of them, we may treat as invalid your conditional offer. In such an event, you will not be allowed to participate in the US offer. Neither The Bank of New York nor Computershare Investor Services PLC will be responsible for or have any liability for any loss or damage, whether actual or alleged, arising from the treatment of your conditional offer as invalid as a result of either The Bank of New York or Computershare Investor Services PLC not having received from you evidence as to your identity within a reasonable period.

                               GALEN HOLDINGS PLC

HOW TO COMPLETE THIS DOCUMENT          PLEASE TYPE OR COMPLETE IN BLOCK CAPITALS

IF YOU WOULD LIKE TO PARTICIPATE IN THE US OFFER, YOU MUST:
- MAKE THE APPROPRIATE SELECTION IN SECTION 2,
- PROVIDE THE INFORMATION REQUIRED IN SECTION 3,
- FOR BROKERS ONLY, IF APPLICABLE, PROVIDE GUARANTEE OF SIGNATURES REQUIRED IN
  SECTION 4, AND
- SIGN THE FORM OF CONDITIONAL OFFER TO PURCHASE.

IF YOU HOLD ADSS THROUGH A BROKERAGE FIRM, YOU SHOULD CONTACT THE BROKERAGE FIRM THROUGH WHICH YOU HOLD YOUR ADSS TO TAKE PART IN THE US OFFER.

                      SECTION 1 - SHAREHOLDING INFORMATION

Name of Holder...............................................................
Address of Holder............................................................
 .............................................................................
 .............................................................................
 .............................................................................
 .............................................................................
Number of Shares Held on Record Date.........................................
Number of ADSs Held on Record Date...........................................
Aggregate Amount being Raised from
  Offers to Qualifying Shareholders.....................  L200,000,000
Amount for which the Holder may Subscribe:
     In the form of shares(1)...........................  L
     In the form of ADSs(2).............................  $

              (1) This amount was calculated by dividing the number of shares that you held on June 25, 2001,
                  the record date, by the number of shares outstanding on that date, which was 162,719,203.

              (2) Exchange rate assumed at L1.00 = $1.4154, the exchange rate on
                 June 26, 2001.

                            SECTION 2 - SUBSCRIPTION

[ ] I would like to subscribe for the full amount to which I am entitled, as indicated in Section 1 above, which amount is:

   L  ...................
              or
   $  ...................

[ ]   I would like to subscribe for an amount less than the amount indicated in
      Section 1 above, which amount is:

   L  ...................
              or
   $  ...................

[ ]   I would like to receive my investment in the form of ordinary shares.

[ ]   I would like to receive my investment in the form of ADSs.

                                       (i)

          SECTION 3 - INFORMATION REQUIRED TO PARTICIPATE IN US OFFER

FOR INDIVIDUALS:

MY EMAIL ADDRESS IS:..................................

FOR INDIVIDUALS HOLDING ADSS THROUGH BROKERAGE FIRMS:

     If you hold your ADSs through a brokerage firm, you should contact the brokerage firm through which you hold your ADSs to take part in the US offer. You should refer to your contact person at your broker regarding the action to be taken in connection with this document and the US offer. You will need to let your broker know the amount of the proposed offer that you would like to purchase, and if you want to receive those shares in the form of shares or ADSs. Your brokerage firm will then compile the necessary information from you to participate in the US offer and forward it to The Bank of New York, or Computershare Investor Services PLC, as applicable, on your behalf. We will not send an email to you to reconfirm your conditional offer. Your broker will contact you for later confirmation of your conditional offer. If we accept your conditional offer, your broker will ask you to submit your purchase price in either pounds sterling or US dollars directly to your broker, who will then forward the amount to The Bank of New York or Computershare Investor Services PLC, as appropriate.

     PLEASE PROVIDE THE INFORMATION REQUESTED IN SECTION 2 "SUBSCRIPTION" AND
SECTION 3 "DELIVERY INSTRUCTIONS" ONLY.

FOR BROKERAGE FIRMS HOLDING ADSS ON BEHALF OF BENEFICIAL HOLDERS:

     Due to the nature of the US offer, DTC will not be involved in this transaction.

     A brokerage firm submitting conditional offers on behalf of beneficial holders should designate a contact person to (i) present its clients' indications, preferably in aggregate, (ii) facilitate the email process and
(iii) forward funds to The Bank of New York or Computershare Investor Services PLC, as appropriate. It will be necessary to provide an email address and telephone number so your contact persons can be reached for reconfirmation of the conditional offers. Please provide a contact person's name, telephone number, email address and other information requested below.

     CONTACT PERSON'S NAME .....................................................

     TELEPHONE NUMBER...........................................................

     EMAIL ADDRESS..............................................................

     DTC PARTICIPANT'S NUMBER...................................................

     INTERNAL ACCOUNT NUMBER....................................................

DELIVERY INSTRUCTIONS (CHECK ALL BOXES THAT APPLY AND FILL IN THE REQUIRED INFORMATION):

     Upon completion of the US offer, we will deposit shares with The Bank of New York and The Bank of New York will issue and deliver American Depositary Shares, or ADSs, which will be evidenced by American Depositary Receipts, or ADRs, to you. You must check the box indicating the method for delivery of your ADSs below. If you would like to have your ADSs delivered pursuant to both methods, then check both boxes and indicate the subscription amount you would like delivered by each method, up to your total subscription amount. The total subscription amount that you indicate in this Section 3 must not exceed, but must equal, the total subscription amount that you indicate in Section 2.

                                       (ii)

[ ] I WILL TAKE DELIVERY IN THE FORM OF ADSS, WITH EACH ADS REPRESENTING FOUR SHARES, AND WOULD LIKE:

[ ]  The ADSs to be credited to my account with The Depository Trust
     Company, or DTC, identified below.
     DTC Account No.:............................................
     Internal Reference No.:.....................................
     Name of Broker/Custodian:...................................
     Phone Number of Broker/Custodian:...........................
     Amount of Subscription:.....................................
[ ]  The ADSs, which will be evidenced by ADRs, to be delivered in definitive form to:
     Name:.......................................................
     Address:....................................................
     ............................................................
     ............................................................
     Tax ID:.....................................................
     Amount of Subscription:.....................................

     If you do not want to take delivery in the form of ADSs, then you may take delivery in the form of shares. You must check the box indicating the method for delivery of your shares below. If you would like to have your shares delivered pursuant to both methods, then check both boxes and indicate the subscription amount you would like delivered by each method, up to your total subscription amount. The total subscription amount that you indicate in this Section 3 must not exceed, but must equal, the total subscription amount that you indicate in
Section 2.

[ ]   I WOULD LIKE TO TAKE DELIVERY IN THE FORM OF SHARES AND WOULD LIKE:

[ ]  The shares to be credited to my account with CREST,
     identified below.
     CREST Participant ID:.......................................
     Member Account ID:..........................................
     Amount of Subscription:.....................................
[ ]  The shares to be delivered in definitive form to:
     Name:.......................................................
     Address:....................................................
     ............................................................
     ............................................................
     Tax ID:.....................................................
     Amount of Subscription:.....................................

                                      (iii)

                                FOR BROKERS ONLY

                     SECTION 4 - GUARANTEE OF SIGNATURE(S)

INSTRUCTIONS

     Signatures on all Forms of Conditional Offer to Purchase that are submitted to The Bank of New York by fax must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or by any other bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution").

                     FOR USE BY ELIGIBLE INSTITUTIONS ONLY.
        ELIGIBLE INSTITUTIONS: PLACE MEDALLION GUARANTEE IN SPACE BELOW.
Authorized signature(s).........................................................
Name............................................................................
Name of Firm....................................................................
Address.........................................................................
       .........................................................................
                                  (Include Zip Code)

Area Code and Telephone Number..................................................
Dated:........................, 2001............................................

                                       (iv)

                                   SIGNATURE

     I hereby submit this Form of Conditional Offer to Purchase and agree to be bound, if my conditional offer is accepted, by the terms and conditions contained herein and as described in the Preliminary Prospectus dated July 2, 2001. I specifically agree to and acknowledge that: (1) I will use email as my principal means of communication in respect of the US offer, (2) I will be responsible for the emails that are delivered to Galen Holdings PLC, or its agent, in connection with the US offer from the email address I have provided in
Section 3, (3) Galen Holdings PLC, or its agent, will not be responsible for any delay or interruption in the delivery or receipt of email communications, regardless of reason, (4) I will pay the amount indicated in the acceptance email once my conditional offer is accepted, (5) I will not know the price per share that I will pay or the number of shares that I will purchase at the time of the acceptance of my offer, and (6) I have read the section entitled "Money Laundering Regulations" and, if requested, I agree to provide either The Bank of New York or Computershare Investor Services PLC, as appropriate, with any information in respect of the verification to identity requirements. By signing below, I hereby confirm that the information contained herein is true and correct as of the date hereof.

Date:..................................... , 2001         By:.........................................
                                                          Name:.......................................
                                                          Title:......................................
                                                          Entity:.....................................

     If you sign in a capacity other than that of an actual holder (e.g., under a power of attorney), please state the capacity in which you sign and send together with this Form of Conditional Offer to Purchase an authorized copy of the power of attorney or other relevant signing authority.

                                       (v)